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ERNST & YOUNG LLP       * CERTIFIED PUBLIC ACCOUNTANTS     * Phone: 305 358-4111
                          Suite 3900
                          200 South Biscayne Boulevard
                          Miami, Florida 33131-5313

                                                                      Exhibit 16






March 2, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated March 2, 1999 of Sensormatic Electronics Corporation and are in agreement with the statements contained in paragraphs
(i), (ii), (iv), and (v) of Item 4, Section (a) "Previous Independent Accountants" on page 2 therein. We have no basis to agree or disagree with the other statements of the registrant contained therein.



                                        Very truly yours,


                                        ERNST & YOUNG LLP

















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